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As filed with the Securities and Exchange Commission on August 13, 2002

Registration No. 333-91940

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

THE CINCINNATI GAS & ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-0240030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

139 EAST FOURTH STREET
CINCINNATI, OH 45202
(513) 421-9500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

WENDY L. AUMILLLER
Treasurer
The Cincinnati Gas & Electric Company
139 East Fourth Street
Cincinnati, Ohio 45202
(513) 421-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BRADLEY C. ARNETT, ESQ. Senior Counsel The Cincinnati Gas & Electric Company 139 East Fourth Street Cincinnati, Ohio 45202	CHARLES S. WHITMAN, III, ESQ. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (Counsel for the Underwriters)
TIMOTHY E. HOBERG, ESQ. Taft, Stettinius & Hollister LLP 425 Walnut Street, Suite 1800 Cincinnati, Ohio 45202 (Counsel for the Registrant)

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 13, 2002

PROSPECTUS

The Cincinnati Gas & Electric Company

By this prospectus, we offer up to
$700,000,000
of
Unsecured Debt Securities,
First Mortgage Bonds
and Preferred Stock

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2002

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate offering price of up to $700,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under "Where You Can Find More Information."

        In this prospectus, unless the context indicates otherwise, the terms "CG&E," "the Company," "we," "our," "ours" and "us" refer to The Cincinnati Gas & Electric Company.

        We may use this prospectus to offer from time to time:

  •
  our unsecured and unsubordinated debt securities, which in this prospectus we refer to as the senior unsecured debt securities;

  •
  our unsecured subordinated debt securities, which in this prospectus we refer to as the junior subordinated unsecured debt securities. In this prospectus, we refer to the senior unsecured debt securities together with the junior subordinated unsecured debt securities as the unsecured debt securities;

  •
  our first mortgage bonds; and

  •
  shares of our cumulative preferred stock, par value $100 per share, which in this prospectus we refer to as the preferred stock.

        We sometimes refer to our unsecured debt securities, first mortgage bonds and preferred stock as the securities. For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. You may also read our filings over the Internet at the Commission's home page at http: //www.sec.gov.

        This prospectus is part of a registration statement on Form S-3 filed with the Commission under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to CG&E and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission highlight selected information, and in each instance reference is made to the copy of the document filed.

        The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

  (a)
  Annual Report on Form 10-K for the year ended December 31, 2001;

  (b)
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002; and

  (c)
  Current Report on Form 8-K dated February 19, 2002 and Current Report on Form 8-K dated April 30, 2002 (as amended on May 17, 2002).

        You may request a copy of any of the information incorporated by reference at no cost, by writing or telephoning the office of Wendy L. Aumiller, Treasurer, The Cincinnati Gas & Electric Company, 139 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 421-9500.

THE COMPANY

        The Company, an Ohio corporation, is a wholly-owned subsidiary of Cinergy Corp., a registered holding company under the Public Utility Holding Company Act of 1935. The Company is a combination electric and gas public utility company and is engaged in the production, transmission, distribution, and sale of electricity and the sale and transportation of natural gas. The Company provides service in the southwestern portion of Ohio and through its subsidiaries in nearby areas of Kentucky and Indiana. The Company's principal utility subsidiary, The Union Light, Heat and Power Company, is a Kentucky corporation that provides electric and gas service in northern Kentucky. The Company's other subsidiaries are insignificant to its results of operations.

        The Company's principal executive office is located at 139 East Fourth Street, Cincinnati, Ohio 45202 (telephone 513-421-9500).

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes including repayment of debt and construction costs.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        Listed below are CG&E's ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the three months ended March 31, 2002 and for each year in the five year period ended December 31, 2001.

		Year Ended December 31,
	Three Months Ended March 31, 2002
		2001	2000	1999	1998	1997
Ratio of Earnings to Fixed Charges	5.76	5.39	4.83	4.41	4.03	3.99
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	5.68	5.33	4.77	4.36	3.98	3.95

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of:

  •
  interest expense;

  •
  amortized premiums, discounts and capitalized expenses related to indebtedness; and

  •
  an estimate of the interest within rental expense.

SELECTED CONSOLIDATED INCOME INFORMATION

        The following tables show selected financial information of CG&E and its consolidated subsidiaries. This information is derived from our historical results. See "Where You Can Find More Information." All dollar amounts are in thousands.

		Year Ended December 31,
	Three Months Ended March 31, 2002
		2001	2000	1999
Operating Revenues	$815,495	$4,693,776	$3,229,747	$2,550,874
Operating Income	$155,011	$611,571	$527,541	$479,469
Net Income	$77,585	$326,654	$266,820	$233,576
Preferred Dividend Requirement	211	846	847	856

Net Income Applicable To Common Stock	$77,374	$325,808	$265,973	$232,720

CONSOLIDATED CAPITALIZATION

	Outstanding March 31, 2002		Outstanding December 31, 2001
	Amount	% of Capitalization	Amount	% of Capitalization
Total Debt	$1,724,591	49%	$1,865,688	51%
Cumulative Preferred Stock
Not Subject to Mandatory Redemption	20,486	1%	20,486	1%
Common Stock Equity	1,769,504	50%	1,737,090	48%

Total Capitalization	$3,514,581	100%	$3,623,264	100%

DESCRIPTION OF THE UNSECURED DEBT SECURITIES

        We may issue from time to time one or more series of senior unsecured debt securities or junior subordinated unsecured debt securities under a Debenture Indenture, dated May 15, 1995, between us and Fifth Third Bank, as debenture trustee. When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of these unsecured debt securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of unsecured debt securities.

        We have summarized certain terms and provisions of the Debenture Indenture. The summary is not complete. The Debenture Indenture is an exhibit to the registration statement of which this prospectus forms a part. You should read the Debenture Indenture for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Debenture Indenture. The Debenture Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        The Debenture Indenture allows us to issue unsecured debt securities in an unlimited amount from time to time. The relevant prospectus supplement will describe the terms of any unsecured debt securities being offered, including:

  •
  the title of the unsecured debt securities;

  •
  any limit on the aggregate principal amount of the unsecured debt securities;

  •
  the date or dates on which the principal of any of the unsecured debt securities will be payable;

  •
  the rate or rates at which any of the unsecured debt securities will bear interest, if any;

  •
  the date from which interest, if any, on the unsecured debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

  •
  the right, if any, to extend interest payment periods and the duration of any extension;

  •
  any redemption, purchase or sinking fund provisions;

  •
  the place or places where the principal of and any premium and interest on any of the unsecured debt securities will be payable;

  •
  the denominations in which the unsecured debt securities will be issuable;

  •
  the index, if any, with reference to which the amount of principal of or any premium or interest on the unsecured debt securities will be determined;

  •
  any addition to or change in the events of default applicable to any of the unsecured debt securities and any change in the right of the debenture trustee or the holders to declare the principal amount of any of the unsecured debt securities due and payable;

  •
  any addition to or change in the covenants in the Debenture Indenture;

  •
  whether the unsecured debt securities will be defeasible;

  •
  whether the unsecured debt securities will be issued in the form of one or more global securities;

  •
  the applicability of the subordination provisions of the Debenture Indenture to a series of unsecured debt securities; and

  •
  any other terms of the unsecured debt securities not inconsistent with the provisions of the Debenture Indenture.

Subordination of Certain Unsecured Debt Securities

        The Debenture Indenture provides that one or more series of unsecured debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the Company.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated unsecured debt securities may be made if any senior debt is not paid when due, if any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated unsecured debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated unsecured debt securities will be subordinated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

        In this prospectus, we use the term "senior debt" to mean the principal of, premium, if any, and interest on and any other payment due pursuant to any of the following, whether currently outstanding or later incurred, created or assumed:

  (a)
  all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, excluding junior subordinated unsecured debt securities, but including all first mortgage bonds of the Company outstanding from time to time;

  (b)
  all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and

  (c)
  all renewals, extensions, or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b);

unless, the instrument creating or evidencing, or assuming or guaranteeing, any particular indebtedness, renewal, extension or refunding expressly provides that the indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated unsecured debt securities.

        The Debenture Indenture does not limit the aggregate amount of senior debt that the Company may issue.

Exchange, Register and Transfer

        The unsecured debt securities of each series will be issuable only in fully registered form without coupons.

        The unsecured debt securities may be presented for exchange, registered and transferred in the manner, at the places and subject to the restrictions set forth in the unsecured debt securities and the relevant prospectus supplement. Subject to the limitations noted in the Debenture Indenture, you will not have to pay for these services, except for any associated taxes or other governmental charges.

Global Securities

        We may issue registered unsecured debt securities of a series in the form of one or more fully registered global unsecured debt securities (each a "global security") that we will register in the name of, and deposit with, a depositary (or a nominee of a depositary) identified in the prospectus supplement relating to the series. Each global security will set forth the aggregate principal amount of the series of unsecured debt securities that it represents. The depositary (or its nominee) will not transfer any global security unless and until it is exchanged in whole or in part for unsecured debt securities in definitive registered form, except that:

  •
  the depositary may transfer the whole global security to a nominee;

  •
  the depositary's nominee may transfer the whole global security to the depositary;

  •
  the depositary's nominee may transfer the whole global security to another of the depositary's nominees; and

  •
  the depositary (or its nominee) may transfer the whole global security to its (or its nominee's) successor.

        A global security may not be exchanged for unsecured debt securities in definitive registered form, and no transfer of a global security may be registered in the name of any person other than the depositary (or its nominee), unless:

  •
  the depositary has notified the Company that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the Debenture Indenture;

  •
  an event of default has occurred with respect to the global security; or

  •
  circumstances exist, if any, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in such name or names that the depositary gives to the debenture trustee. We expect that these instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Depositary Arrangements

        We will describe the specific terms of the depositary arrangement with respect to any portion of a series of unsecured debt securities to be represented by a global security in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

        Generally, ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security ("participants") or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with their respective principal amounts of the unsecured debt securities represented by the global security.

        Any dealers, underwriters or agents participating in the distribution of the unsecured debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the global security and they will only be able to transfer those interests through the depositary's records. For persons who hold through a participant, the relevant participant will maintain the records of beneficial ownership and transfer. The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair their ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary (or its nominee) is the record owner of a global security, it will be considered the sole owner or holder of the unsecured debt securities represented by the global security for all purposes under the Debenture Indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the unsecured debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the unsecured debt securities in definitive form and will not be considered the owners or holders under the Debenture Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Debenture Indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action allowed under the Debenture Indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants, in turn, would authorize beneficial owners owning through them to give or take the action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

        Payments of principal, premium, if any, and any interest on unsecured debt securities represented by a global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of the global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests, and neither will the debenture trustee and its agents.

        We expect that the depositary for any unsecured debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of the global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of each participant.

Payment and Paying Agents

        Unless the applicable prospectus supplement indicates otherwise, payment of interest on an unsecured debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

        Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the unsecured debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to the payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the debenture trustee in the City of Cincinnati will be designated as our sole paying agent for payments with respect to unsecured debt securities of each series. Any other paying agents initially designated by us for the unsecured debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the unsecured debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any unsecured debt security which remain unclaimed at the end of 18 months after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment.

Consolidation, Merger, and Sale of Assets

        The Debenture Indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of our assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of the principal, premium, if any, and interest on the unsecured debt securities.

Events of Default

        Each of the following is defined as an event of default under the Debenture Indenture with respect to unsecured debt securities of any series:

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  failure to perform any other of our covenants in the Debenture Indenture (other than a covenant included in the Debenture Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the debenture trustee, or the holders of at least 35% in principal amount of the outstanding unsecured debt securities of that series, as provided in the Debenture Indenture; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the outstanding unsecured debt securities of any series occurs and is continuing, either the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series, by notice as provided in the Debenture Indenture, may declare the principal amount of the unsecured debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the outstanding unsecured debt securities of any series occurs, the principal amount of all the unsecured debt securities of that series will automatically, and without any action by the debenture trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. For information as to waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the Debenture Indenture relating to the duties of the debenture trustee, if an event of default occurs, the debenture trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the holders, unless the holders shall have offered to the debenture trustee reasonably satisfactory indemnity. Subject to these provisions for the indemnification of the debenture trustee, the holders of a majority in principal amount of the outstanding unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the unsecured debt securities of that series.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the Debenture Indenture, or for the appointment of a receiver or a debenture trustee, or for any other remedy thereunder, unless:

          (a)  the holder has previously given to the debenture trustee written notice of a continuing event of default with respect to the unsecured debt securities of that series;

          (b)  the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series have made written request, and have offered reasonably satisfactory indemnity, to the debenture trustee to institute a proceeding as trustee; and

          (c)  the debenture trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series a direction inconsistent with such request, within 60 days after the notice, request and offer. However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on the debt security on or after the applicable due date specified in the debt security.

        We will be required to furnish to the debenture trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Debenture Indenture and, if so, specifying all known defaults.

Modification and Waiver

        Modifications and amendments of the Debenture Indenture may be made by us and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of each series affected by the modification or amendment; however, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or any premium or interest on, any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  •
  affect the applicability of the subordination provisions to any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding unsecured debt securities of any series, the consent of whose holders is required for modification or amendment of the Debenture Indenture; reduce the percentage in principal amount of outstanding unsecured debt securities of any series necessary for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults; or modify these provisions relating to modification and waiver.

        The holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive our compliance with certain restrictive provisions of the Debenture Indenture. The holders of a majority in principal amount of the outstanding unsecured debt securities of any series may waive any past default under the Debenture Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Debenture Indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

        Generally, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding unsecured debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Debenture Indenture, in the manner and subject to the limitations provided in the Debenture Indenture. In certain limited circumstances, the debenture trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding unsecured debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of unsecured debt securities within 180 days following the record date, or such shorter period as we (or the debenture trustee, if it sets the record date) may specify.

Defeasance and Covenant Defeasance

        Under the Debenture Indenture, we may elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain restrictive covenants, applied with respect to the unsecured debt securities of any series.

Defeasance and Discharge.

        If we elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness applied to any unsecured debt securities, we will be discharged from all our obligations with respect to those unsecured debt securities (except for certain obligations to exchange or register the transfer of unsecured debt securities, to replace stolen, lost or mutilated unsecured debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of the unsecured debt securities of money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. This defeasance or discharge may occur only if, among other things, we have delivered to the debenture trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur.

Defeasance of Certain Covenants.

        If we elect to have the provisions of the Debenture Indenture relating to defeasance of certain covenants applied to any unsecured debt securities, we may omit to comply with certain restrictive covenants that may be described in the applicable prospectus supplement, and the occurrence of certain events of default with respect to those restrictive covenants will no longer be applicable to those unsecured debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the unsecured debt securities, money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. We will also be required, among other things, to deliver to the debenture trustee an opinion of counsel to the effect that holders of such unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance did not occur. If we were to exercise this option with respect to any unsecured debt securities and those unsecured debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the unsecured debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In that case, we would remain liable for those payments.

Title

        CG&E and the debenture trustee, and any agent of CG&E or the debenture trustee may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Debenture Indenture and the unsecured debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debenture Trustee

        Fifth Third Bank will be the debenture trustee under the Debenture Indenture. Fifth Third Bank also acts as the trustee for certain of our pollution control revenue bonds, and acts as registrar for Cinergy Corp.'s common stock and for our preferred stock. Fifth Third Bank makes loans to, acts as depositary for, and, in the normal course of business, also performs other services for Cinergy and The Union Light, Heat and Power Company.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

        We may issue from time to time one or more series of first mortgage bonds under a first mortgage dated as of August 1, 1936, between CG&E and The Bank of New York, as first mortgage trustee, as supplemented to date and as proposed to be supplemented by one or more supplemental indentures. When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of these first mortgage bonds in a prospectus supplement.

        We have summarized certain terms and provisions of the Mortgage. The summary is not complete. The Mortgage is an exhibit to the registration statement of which this prospectus forms a part. You should read the Mortgage for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Mortgage. The Mortgage is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        The first mortgage bonds to be offered pursuant to this prospectus will be limited to a principal amount of $700,000,000 less any unsecured debt securities and preferred stock issued pursuant to this prospectus. The relevant prospectus supplement will describe the terms of any series of first mortgage bonds being offered, including:

  •
  the aggregate principal amount of the first mortgage bonds;

  •
  the date or dates on which the first mortgage bonds mature;

  •
  the rate or rates per annum at which the first mortgage bonds will bear interest;

  •
  the dates on which interest will be payable;

  •
  the redemption terms of the first mortgage bonds; and

  •
  any other special terms.

        Interest will be paid to holders of record on the applicable record dates established in the supplemental indenture relating to the first mortgage bonds. Each record date for the payment of interest will be the first day of the month for an interest payment date occurring on the fifteenth day of the same month or the fifteenth day of the month for an interest payment date occurring on the first day of the following month. Both principal and interest will be payable by check in New York, New York. Unless otherwise specified in the prospectus supplement, the first mortgage bonds will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof. The first mortgage bonds may be exchanged without charge for first mortgage bonds of other denominations, unless otherwise specified in the relevant prospectus supplement. The first mortgage bonds may be presented for transfer or exchange at the office of the mortgage trustee, 101 Barclay Street, New York, New York.

        The first mortgage bonds are not entitled to the benefits of an improvement and sinking fund.

Maintenance and Replacement Fund

        The first mortgage bonds are not entitled to the benefits of a maintenance and replacement fund.

        CG&E has covenanted to maintain its properties in thorough repair, working order and condition, and to provide adequate reserves for depreciation.

Security

        The first mortgage bonds will be secured by the Mortgage equally and ratably with all other bonds now or hereafter issued under the Mortgage. The Mortgage constitutes a first mortgage lien on all of the real estate, personal property and franchises of CG&E, subject to excepted encumbrances and the following exceptions:

  •
  any property that has been released from the lien of the Mortgage by the mortgage trustee;

  •
  except in case of a completed default (followed by a taking possession of the mortgaged property), revenues, earnings, rents, issues, income and profits of the mortgaged property, cash, bills, notes and accounts receivable, contracts and choses in action, materials, supplies and construction equipment; and

  •
  in any case, bonds, notes, evidences of indebtedness, shares of stock and other securities, except as may be specifically subjected to the lien.

        The Mortgage contains provisions that subject after-acquired property (subject to pre-existing liens) to the lien. These provisions may not be effective as to property acquired subsequent to the filing of a case with respect to CG&E under the federal Bankruptcy Reform Act of 1978. Certain covenants prohibiting the disposition by CG&E of equity securities of, and limiting the creation of indebtedness by, subsidiaries other than CG&E's Kentucky subsidiary, The Union Light, Heat and Power Company, will not apply in respect of the first mortgage bonds.

Issuance of Additional Bonds

        Additional bonds in one or more series may be issued in principal amounts equal to (1) 60% of the cost or the then fair value to CG&E (whichever is less) of unfunded property additions acquired, made or constructed subsequent to September 30, 1945, less the excess, if any, of retirements over the minimum provision for depreciation, (2) the principal amount of bonds previously issued under the Mortgage and retired (other than under a sinking fund and in certain other cases) or deposited with the mortgage trustee for retirement, or (3) amounts of cash deposited with the mortgage trustee, which cash may be withdrawn as CG&E becomes entitled to the issuance of further amounts of bonds. However, CG&E may amend the Mortgage without the consent of holders of outstanding bonds to increase the 60% figure of unfunded property additions referred to in clause (1) of the preceding sentence to 66 2/3%. Bonds may be issued upon the basis of property additions and cash deposits only if net earnings (as defined in Section 5 of Article Five of the Mortgage) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the issuance are at least twice the annual interest charges on all outstanding indebtedness having an equal or prior lien, including the additional issue. For the 12 months ended March 31, 2002, based on bonds outstanding on that date, CG&E's coverage was sufficient to issue the entire amount of the first mortgage bonds. No bonds may be issued against property additions if (1) prior lien bonds outstanding against those property additions exceed 35% of the cost or fair value (whichever is less) of the property additions, or (2) the aggregate principal amount of all prior lien bonds exceeds 15% of the principal amount of all bonds issued and outstanding under the Mortgage plus bonds proposed to be issued. The first mortgage bonds will be issued on the basis of unfunded property additions or against the retirement of bonds.

Modifications of the Mortgage

        The rights and obligations of CG&E and of the bondholders may be modified only with the consent of the holders of at least 75% in principal amount of the bonds then outstanding and affected thereby. No modification may extend the maturity of or reduce the rate of interest on or otherwise modify the terms of payment of principal or interest on any bond without the express consent of the holder of the bond or permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property. However, CG&E may amend the Mortgage without the consent of holders of outstanding bonds to reduce the 75% figure in principal amount of bonds referred to in the first sentence of this paragraph to 66 2/3%. Notice of a proposed modification must be published in newspapers of general circulation in New York, New York and Cincinnati, Ohio, and the Mortgage provides that the modification must be consented to in writing within twelve months after the first publication of the notice. CG&E may, without the consent of bondholders, amend the Mortgage to remove this time limitation and to cure any ambiguity or correct any defective provision.

Redemption

        The first mortgage bonds may be redeemable in whole or in part at the election of CG&E on 30 days' notice. Reference is made to the relevant prospectus supplement for the redemption terms of the first mortgage bonds. In the event that CG&E elects to redeem less than all of the first mortgage bonds, the first mortgage bonds to be redeemed will be drawn by lot in such manner as the mortgage trustee may elect.

Events of Default

        A completed default is defined in the Mortgage as being:

  •
  default in payment of principal;

  •
  default for 90 days in payment of any interest;

  •
  default in certain cases in payment of interest or principal of outstanding prior lien bonds beyond the period of grace specified in the Mortgage or other lien constituting a prior lien;

  •
  default for 90 days after notice in the performance of any other covenant in the Mortgage; and

  •
  certain events of bankruptcy, insolvency, or reorganization.

        The Mortgage provides that the mortgage trustee may withhold notice to the bondholders of any default (except in payment of principal of, or interest on, the bonds) if the mortgage trustee considers it in the interest of the bondholders to do so. The Mortgage provides that, if a completed default has occurred, either the mortgage trustee or the holders of 25% in principal amount of the bonds then outstanding may declare the principal of and accrued interest on all the bonds to be due and payable. In certain cases the holders of a majority in principal amount of the bonds then outstanding may annul the declaration and its consequences, and may waive past defaults if the agreements in respect to which the default occurred have been fully performed and all arrears of interest, principal of any bonds then due, and mortgage trustee's expenses have been paid. Evidence of compliance with certain conditions and covenants of the Mortgage is periodically furnished by CG&E. The holders of a majority in principal amount of the bonds at the time outstanding have the right to direct the method and place of conducting any proceeding for any sale, foreclosure, or other proceeding under the Mortgage, as well as the right to direct the mortgage trustee to exercise any trust or power with respect to entry or sale conferred on it, so long as the direction is in accordance with the Mortgage and applicable law and the holders offer the mortgage trustee indemnity against its costs, expenses, and liabilities.

        Subject to the right of any holder to enforce the payment of the principal of and interest on the holder's bonds at and after the maturity, no holder of any bond has the right to institute any proceeding to enforce the Mortgage unless the holder has given the mortgage trustee notice of a completed default and unless the holders of at least 25% in principal amount of the bonds then outstanding have:

  •
  made written request to the mortgage trustee;

  •
  offered the mortgage trustee reasonable opportunity to exercise its powers or institute action in its own name; and

  •
  offered the mortgage trustee indemnity satisfactory to it against its costs, expenses, and liabilities.

Concerning the Mortgage Trustee

        The Bank of New York is the mortgage trustee under the Mortgage. It also makes loans to CG&E, acts as depositary for funds of, and performs other services for CG&E in the normal course of business.

DESCRIPTION OF THE PREFERRED STOCK

        We may issue from time to time one or more series of preferred stock. When we issue shares of preferred stock, we will provide specific information about the preferred stock being offered in a prospectus supplement.

        We have summarized certain terms and provisions of our Amended Articles of Incorporation. The summary is not complete. The Articles are an exhibit to the registration statement of which this prospectus forms a part. You should read the entire Articles for provisions that may be important to you.

        The Articles limit the number of shares of preferred stock which we may issue to 6,000,000 shares, with a par value of $100 each. There are currently outstanding 169,834 shares of the 4% Series and 35,025 of shares the 4 3/4% Series.

        The Articles also prohibit, without the consent of holders of at least two-thirds of the total number of then-outstanding shares of preferred stock, the issuance of additional shares of preferred stock unless the consolidated income of CG&E and its subsidiaries for any 12 consecutive calendar months within the 15 calendar months immediately preceding the issuance has been at least 1.5 times the annual interest charges on all debt, including that of CG&E's subsidiaries, and the annual dividend requirement on all preferred stock of CG&E and its subsidiaries (and any class of stock with equal or prior rank) to be outstanding after the issuance of additional shares of preferred stock. As of March 31, 2002, CG&E would have been permitted to issue the entire amount of the preferred stock. This amount will fluctuate at any given time depending on future earnings and dividend rates.

General

        The Board of Directors of CG&E may from time to time adopt amendments to the Articles providing for the issue in one or more series of preferred stock and fixing the terms of the series. The relevant prospectus supplement will describe these terms, including:

  •
  the designation and number of shares of the series;

  •
  the dividend rate of the series;

  •
  the dividend payment dates for the series;

  •
  the price or prices at which shares of the series may be redeemed, except that the price may not be less than $100 a share or more than $115 a share, plus an amount equal to all accrued dividends to the date fixed for redemption;

  •
  the amount of any sinking fund applicable to the purchase or redemption of shares of the series and the manner of its application;

  •
  whether or not the shares of the series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of CG&E and, if so, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which the conversion or exchange may be made; and

  •
  whether or not the issue of any additional shares of the series or any future series shall be subject to any restrictions and, if so, the nature of those restrictions.

Dividend Rights

        Holders of the preferred stock will be entitled to receive cumulative dividends, if and when declared by our Board of Directors, as specified in the relevant prospectus supplement. We may not declare or set apart for payment any dividends or make any distribution on our common stock, or redeem or repurchase any preferred or common stock, while there are any arrears in payment of dividends on any outstanding preferred stock.

Voting Rights

        Holders of the preferred stock do not have general voting rights. However, whenever dividends payable on the preferred stock are in default in an aggregate amount equivalent to four full quarterly dividends on all outstanding shares, the holders of the preferred stock of all series, voting separately as one class, are entitled to elect a majority of the Board of Directors. That right continues until all dividends then in default have been paid or declared and set apart for payment.

        CG&E may not, without the consent in writing of the holders of record of at least two-thirds of the total number of shares of preferred stock of all series then outstanding:

  •
  create or authorize any kind of stock ranking prior to the preferred stock with respect to the payment of dividends or upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or create or authorize any obligation or security convertible into shares of any such kind of stock;

  •
  amend, alter, change or repeal any of the express terms of the preferred stock so as to affect its holders adversely; or

  •
  sell all or substantially all its assets, or sell all or substantially all its electric properties.

Liquidation Rights

        Upon any dissolution, liquidation, winding up or reduction of the capital stock of CG&E resulting in a distribution of assets to its shareholders, holders of outstanding shares of preferred stock will be entitled to receive, before any distribution of assets is made to the holders of our common stock:

  •
  in the event of any involuntary dissolution, liquidation or winding up, $100 a share together with an amount equal to all accrued dividends; and

  •
  in the event of any voluntary dissolution, liquidation or winding up or in the event of a reduction of the capital stock of the company resulting in a distribution of assets to its shareholders, an amount equal to the redemption price then in effect of the preferred stock of the series.

        If the assets to be distributed among the holders of the preferred stock are insufficient to permit the payment to the holders of the full preferential amounts, then all remaining assets of the Company will be distributed ratably among the holders of the preferred stock in proportion to the full preferential amounts to which they are entitled. After payment to the holders of the preferred stock of the full preferential amounts, the holders of the preferred stock, as such, will have no right or claim to any of the remaining assets of the Company, which will be distributed to the holders of the common stock.

Other Provisions

        Holders of the preferred stock have no rights to subscribe for or purchase or receive any part of any new or additional issue of stock of any class or securities convertible into stock of any class, whether now or hereafter authorized and whether issued for cash, property or by way of dividends. The preferred stock will be, when issued and paid for, fully paid and non-assessable.

Transfer Agent and Registrar

        The transfer agent and registrar for our preferred stock are Cinergy Corp. and Fifth Third Bank, respectively.

PLAN OF DISTRIBUTION

        We may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

  •
  the terms of the offering of the securities;

  •
  the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which we may list the securities.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price;

  •
  prices that may be changed;

  •
  market prices at the time of sale;

  •
  prices related to prevailing market prices; and

  •
  negotiated prices.

        We will describe the method of distribution in the relevant prospectus supplement.

        If we use underwriters with respect to an issuance of securities, we will set forth in the relevant prospectus supplement:

  •
  the name of the managing underwriter, if any; and

  •
  the name of any other underwriters.

        The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

  •
  entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

  •
  subject the obligations of the underwriters to certain conditions precedent; and

  •
  obligate the underwriters to purchase all securities offered in a particular offering if any securities are purchased.

        In connection with an offering of securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may:

  •
  overallot in connection with the offering, creating a syndicate short position;

  •
  bid for, and purchase, securities in the open market to cover syndicate short positions;

  •
  bid for, and purchase, securities in the open market to stabilize the price of the securities; and

  •
  reclaim selling concessions allowed for distributing the securities in the offering if the syndicate repurchases previously distributed securities in syndicate covering transactions, in stabilization transactions or otherwise.

        Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

        If we use a dealer in an offering of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

        If we use an agent in an offering of securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

        Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act. In the ordinary course of business, we may engage in transactions with underwriters, dealers and agents and they may perform services for us.

        We may solicit offers to purchase securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to those sales. We will describe the terms of any such offer in the relevant prospectus supplement.

        If we authorize underwriters or other agents to solicit from institutional investors offers to purchase securities pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under these contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We will not subject the obligations of these purchasers to any conditions except that:

  •
  we will not allow purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

  •
  if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.

        Underwriters and other agents will not be responsible for the validity or performance of contracts providing for payment and delivery at a future date.

        We will set forth in the relevant prospectus supplement the anticipated delivery date of securities and the prospectus delivery obligations of dealers.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by Taft, Stettinius & Hollister LLP, Cincinnati, Ohio, and for the underwriters, if any, by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, who may rely as to matters of Ohio law on the opinion of Taft, Stettinius & Hollister LLP or other Ohio counsel. In the past, Davis Polk & Wardwell has acted as counsel in certain matters for us and our affiliates.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Cincinnati Gas & Electric Company's financial statements and schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing.

        Because we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to our naming it in this prospectus as having certified our financial statements for the three years ended December 31, 2001, as required by Section 7 of the Securities Act, we have dispensed with the filing of their consent in reliance on Rule 437a promulgated under the Securities Act. Consequently, your ability to assert claims against Arthur Andersen LLP will be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements. Therefore, your right of recovery under that section will be limited.

        On April 30, 2002, our parent, Cinergy Corp., filed a Current Report on Form 8-K announcing that its board of directors approved the selection of Deloitte & Touche LLP as its independent public accountants for the fiscal year 2002, replacing Arthur Andersen LLP. The decision to change independent public accountants was not the result of any disagreement with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure. The transition to Deloitte & Touche began in May 2002.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Registration fee	$16,100
Rating agency fees	325,000
Printing	75,000
Trustees' fees and expenses	25,000
Legal fees and expenses	120,000
Accounting fees and expenses	80,000
Miscellaneous	28,900

Total	$670,000

        All of the above, except for the registration fee, are estimated.

Item 15. Indemnification of Directors and Officers

        Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at its request as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person is determined under the procedure described in the Section to have (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) had no reasonable cause to believe the conduct was unlawful in the case of any criminal action or proceeding. However, with respect to expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification is to be made (i) in respect of any claim, issue, or matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, it is determined by the court upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, or (ii) in respect of any action or suit in which the only liability asserted against a director is in connection with the alleged making of an unlawful loan, dividend or distribution of corporate assets. The Section also provides that such person shall be indemnified against expenses actually and reasonably incurred by the person to the extent successful in defense of the actions referred to above, or in defense of any claim, issue, or matter therein.

        CG&E's Regulations contain substantially the same provisions except that indemnity under the statute is made mandatory as to directors and officers by the Regulations.

        CG&E maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act of 1933.

        The underwriters, dealers or agents, if any, will agree under certain circumstances to indemnify the directors and certain officers of CG&E against certain civil liabilities, principally liabilities under the Securities Act of 1933.

Item 16. Exhibits

Exhibit Number	Description
**1	Form of Underwriting Agreement
*4(a)	Original Indenture (First Mortgage Bonds) between CG&E and The Bank of New York (as Trustee) dated as of August 1, 1936 (filed as an exhibit to Registration Statement No. 2-2374)
*4(b)	Fourteenth Supplemental Indenture between CG&E and The Bank of New York dated as of November 2, 1972 (filed as an exhibit to Registration Statement No. 2-60961)
*4(c)	Thirty-fourth Supplemental Indenture between CG&E and The Bank of New York dated as of October 1, 1993 (filed as an exhibit to Form 10-Q for the quarter ended September 30, 1993)
*4(d)	Thirty-fifth Supplemental Indenture between CG&E and The Bank of New York dated as of January 1, 1994 (filed as an exhibit to Registration Statement No. 33-52335)
*4(e)	Thirty-sixth Supplemental Indenture between CG&E and The Bank of New York dated as of February 15, 1994 (filed as an exhibit to Registration Statement No. 33-52335)
*4(f)	Thirty-seventh Supplemental Indenture between CG&E and The Bank of New York dated as of October 14, 1996 (filed as an exhibit to Form 10-K for the year ended December 31, 1996)
*4(g)	Thirty-eighth Supplemental Indenture between CG&E and The Bank of New York dated as of February 1, 2001 (filed as an exhibit to Form 10-Q for the quarter ended March 31, 2001)
*4(h)	Original Indenture (Unsecured Debt Securities) between CG&E and Fifth Third Bank dated as of May 15, 1995 (filed as an exhibit to Form 8-A dated July 24, 1995)
*4(i)	First Supplemental Indenture between CG&E and Fifth Third Bank dated as of June 1, 1995 (filed as an exhibit to Form 10-Q for the quarter ended June 30, 1995)
*4(j)	Second Supplemental Indenture between CG&E and Fifth Third Bank dated as of June 30, 1995 (filed as an exhibit to Form 8-A dated July 24, 1995)
*4(k)	Third Supplemental Indenture between CG&E and Fifth Third Bank dated as of October 9, 1997 (filed as an exhibit to Form 10-Q for the quarter ended September 30, 1997)
*4(l)	Fourth Supplemental Indenture between CG&E and Fifth Third Bank dated as of April 1, 1998 (filed as an exhibit to Form 10-Q for the quarter ended March 31, 1998)
*4(m)	Fifth Supplemental Indenture between CG&E and Fifth Third Bank dated as of June 9, 1998 (filed as an exhibit to Form 10-Q for the quarter ended June 30, 1998)
*4(n)	Amended Articles of Incorporation of CG&E effective October 23, 1996 (filed as an exhibit to Form 10-Q for the quarter ended September 30, 1996)
*4(o)	Regulations of CG&E, as amended, April 25, 1996 (filed as an exhibit to Form 10-Q for the quarter ended March 31, 1996)
**5	Opinion of Taft, Stettinius & Hollister LLP as to legality of the securities
**12	Computation of ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends
**23(a)	Consent of Taft, Stettinius & Hollister LLP (included in their opinion filed as Exhibit 5)
**23(b)	Consent of Arthur Andersen LLP, Cincinnati, Ohio (omitted pursuant to Rule 437a of the Securities Act)
**24(a)	Power of Attorney
24(b)	Certified copy of a resolution of the Board of Directors of CG&E
**25(a)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York
**25(b)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Fifth Third Bank

*
The exhibits with an asterisk have previously been filed with the SEC and are incorporated herein by reference.

**
Previously filed as an exhibit to this Registration Statement.

Item 17. Undertakings

(a)
The Registrant undertakes:

(1)
To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment to the registration statement) which, individually or in the aggregate, represent a fundamental change in the information contained in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment is deemed to be a new registration statement relating to the securities offered under such registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 13, 2002.

The Cincinnati Gas & Electric Company
By:	JAMES E. ROGERS* James E. Rogers Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

(i) Principal executive officer:
JAMES E. ROGERS* James E. Rogers	Chairman and Chief Executive Officer	August 13, 2002
(ii) Principal financial officer:
R. FOSTER DUNCAN* R. Foster Duncan	Executive Vice President and Chief Financial Officer	August 13, 2002
(iii) Principal accounting officer:
BERNARD F. ROBERTS* Bernard F. Roberts	Vice President and Comptroller	August 13, 2002
(iv) Directors:
JAMES E. ROGERS*	Director	August 13, 2002
R. FOSTER DUNCAN*	Director	August 13, 2002
JAMES L. TURNER*	Director	August 13, 2002
*By:	/s/ WENDY L. AUMILLER Wendy L. Aumiller, Attorney-in-fact

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CONSOLIDATED CAPITALIZATION
PART II
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES